EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       Year Ended December 31
                                                       ----------------------
                                                 1995           1994           1993
                                                 ----           ----           ----

Primary earnings per share:

Average shares outstanding                        8,588          8,537          8,334
Net effect of dilutive stock options and
warrants -- based on the treasury stock
method using average market price                   311             74            326
                                               --------       --------       --------

                                                  8,899          8,611          8,660
                                               --------       --------       --------
                                               --------       --------       --------

Net income                                     $  8,002       $  3,356       $  9,334
                                               --------       --------       --------
                                               --------       --------       --------

Per share amount                               $    .90       $    .39       $   1.08
                                               --------       --------       --------
                                               --------       --------       --------




Fully-diluted earnings per share:

Average shares outstanding                        8,588          8,537          8,334
Net effect of dilutive stock options and
warrants -- based on the treasury stock
method using closing market price                   581             74            326
                                               --------       --------       --------

                                                  9,169          8,611          8,660
                                               --------       --------       --------
                                               --------       --------       --------

Net income                                     $  8,002       $  3,356       $  9,334
                                               --------       --------       --------
                                               --------       --------       --------

Per share amount                               $    .87       $    .39       $   1.08
                                               --------       --------       --------


Note:   All share and per share amounts have been adjusted to reflect a 2-for-1 stock split effective May 28, 1993.


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